Exhibit 1.1

Execution Version

CIVISTA BANCSHARES, INC.

3,294,120 Common Shares

Underwriting Agreement

July 10, 2025

PIPER SANDLER & CO.

1251 Avenue of the Americas, 6th Floor

New York, New York 10022

 as Representative of the several underwriters named in Schedule I hereto (the “Underwriters”).

Ladies and Gentlemen:

Civista Bancshares, Inc., an Ohio corporation (the “Company”) and the holding company for Civista Bank (the “Bank”), confirms its agreement with Piper Sandler & Co., as representative of the Underwriters named in Schedule I hereto (the “Representative”), subject to the terms and conditions stated herein, with respect to (i) the issuance and sale by the Company and the purchase by the Underwriters of 3,294,120 common shares, no par value per share, of the Company (the “Initial Shares”); and (ii) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 494,118 additional common shares of the Company (the “Option Shares” and, together with the Initial Shares, the “Shares”). The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (333-282560), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Shares under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement is effective under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement with respect to the Shares in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in each such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Shares that omitted Rule 430B Information is referred to herein collectively as a “Preliminary Prospectus.” Such registration statement, at any given time, including any amendments thereto, including post-effective amendments, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act, is referred to herein as the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Underwriter and the Shares (within the meaning of Rule 430B(f)(2)). The final base prospectus and the prospectus supplement, dated the date hereof, including the documents incorporated by reference therein, are referred to herein collectively as the “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 8:00 p.m. (Eastern Time) on July 10, 2025 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent Preliminary Prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule II hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Permitted Written Testing-the-Waters Communication” means the Written Testing-the-Waters Communications, if any, listed on Schedule III hereto.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time (as defined herein) and as of each Additional Closing Time referred to in Section 2 hereof, and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company is eligible to use Form S-3 for the offering of the Shares and, at the time the Registration Statement was filed and at the Applicable Time, the Closing Time and each Additional Closing Time, the Company satisfied, and will satisfy, the eligibility requirements for the use of Form S-3 under the 1933 Act. The Company has filed with the Commission the Registration Statement on Form S-3, including a base prospectus for registration under the 1933 Act of the offering and sale of the Shares, and the Company has filed with the Commission one or more amendments to such Registration Statement if necessary, each in the form previously delivered to the Underwriters. The base prospectus includes all information required by the Securities Act and the rules and regulations of the Commission thereunder to be included therein as of its effective date. Such Registration Statement was declared effective by the Commission on October 22, 2024 and the Shares have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3. The Company has not received from the Commission any notice pursuant to Rule 401(g) of the 1933 Act Regulations objecting to the Company’s use of Form S-3.

Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendments thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted by or are pending before or, to the knowledge of the Company, are threatened by the Commission, and the Company has complied with any request on the part of the Commission to the Company for additional information.

Each of the Registration Statement and any post-effective amendments thereto, at the time it became effective, at the Closing Time and each Additional Closing Time, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Additional Closing Time, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment, when considered together with the Registration Statement, at its effective time, on the date hereof, at the Closing Time or at any Additional Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time and any Additional

Closing Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Permitted Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, when considered together with the General Disclosure Package, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Additional Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any post-effective amendment thereto), the General Disclosure Package, any Issuer Limited Use Free Writing Prospectus, any Permitted Written Testing-the-Waters Communication or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Discounts and Expenses,” the information in bullets under the heading “Underwriting–Stabilization” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, in each case, in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, at the time the Registration Statement became effective, with the Prospectus, at the time the Prospectus was issued and at the Closing Time, and with the General Disclosure Package as of the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

(v) Testing-the-Waters Materials. The Company (A) has not alone engaged in, or distributed, any Testing-the-Waters Communication other than Permitted Written Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than the Permitted Written Testing-the-Waters Communications.

(vi) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the 1933 Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii) Financial Statements; Non-GAAP Financial Measures. The consolidated financial statements of the Company, including the related schedules and notes, filed with the Commission as a part of the Registration Statement and included in any Preliminary Prospectus and the Prospectus (the “Financial Statements”) present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries (as defined herein) as of and at the dates indicated and the consolidated results of their operations, changes in shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified. The Financial Statements, unless otherwise noted therein, have been prepared in conformity with generally accepted accounting principles in effect in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information therein and have been derived from the audited and unaudited consolidated financial statements contained in the Registration Statement, any Preliminary Prospectus and the Prospectus. No other financial statements or supporting schedules are required to be included in the Registration Statement, any Preliminary Prospectus and the Prospectus. To the extent applicable, all disclosures contained in the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply in all material respects with Regulation G promulgated under the 1934 Act, the 1934 Act Regulations and Item 10(e) of Regulation S-K.

(viii) Independent Accountants. Each of (A) Plante Moran, LLC, the independent registered public accounting firm that audited the financial statements of the Company and its Subsidiaries for the year ended December 31, 2024 and reviewed certain of the unaudited financial statements of the Company and its Subsidiaries, which in each case are included or incorporated by reference in the Registration Statement and the

Prospectus, and (B) Forvis Mazars, LLP, the independent registered public accounting firm that audited the financial statements of the Company and its Subsidiaries for each of the years in the two-year period ended December 31, 2023, which in each case are included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(ix) Statistical and Market-Related Data. The statistical and market-related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Representative, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws and banking laws.

(xi) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) the Company and its Subsidiaries, considered as one enterprise, have not sustained any loss or interference with its business from fire, explosion, flood or other calamity, including a widespread outbreak of epidemic illnesses, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and there has not been any change in the capital stock or long-term debt of the Company and its Subsidiaries or any material adverse change, or any development known to the Company that, in the case of any of the foregoing, is reasonably expected to cause a prospective material adverse change, in or affecting the general affairs, management, earnings, business, properties, assets, consolidated financial position, business prospects, capital adequacy for regulatory purposes, consolidated shareholders’ equity or consolidated results of operations of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as (a) are described generally in the Registration Statement, the General Disclosure Package and the Prospectus or (b) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any written or oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or impairing the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xiii) Good Standing of the Company. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”), and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xiv) Good Standing of Subsidiaries. The Company’s only direct or indirect Subsidiaries are Civista Bank, First Citizens Insurance Agency, Inc., Water Street Properties, Inc., First Citizens Investments, Inc., CIVB Risk Management, Inc., First Citizens Statutory Trust II, First Citizens Statutory Trust III, First Citizens Statutory Trust IV, Futura TPF Trust I and Futura TPF Trust II (each a “Subsidiary” and, together, the “Subsidiaries”). Each of the Company’s Subsidiaries has been duly incorporated or organized and is validly existing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure to have such qualification or power or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The activities of the Company’s Subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Board of Governors of the Federal Reserve System (the “FRB”) set forth in Title 12 of the Code of Federal Regulations. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or membership interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of any of the Subsidiaries. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary’s capital stock or common securities, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(xv) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The description of the Company’s stock option, stock bonus and other equity plans or compensation arrangements and the options or other rights granted thereunder, incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fairly presents, in all material respects, the information required to be described therein with respect to such plans, arrangements, options and rights. Except as described in each of the Registration Statement, General Disclosure Package and Prospectus, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, other than in the ordinary course of business consistent with past practice under the Company’s equity compensation plans.

(xvi) Authorization and Description of Securities. The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when delivered to and paid for by the Underwriters, will be validly issued, fully paid and nonasessable, and conform to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii) Absence of Violations, Defaults and Conflicts.

A. Neither the Company nor any of its Subsidiaries is (1) in violation of its articles of incorporation, charter, bylaws, code of regulations or similar organizational document, (2) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (3) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

B. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such actions result in any violation of (x) the provisions of the charter, bylaws, code of regulations or similar organizational document of the Company or any of its Subsidiaries or (y) subject to compliance by all necessary persons with the applicable provisions of the Change in Bank Control Act of 1978 and Regulation Y promulgated in part thereunder, any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except with respect to clause (y), such violations as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xviii) Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Shares and except as may be required under the rules and regulations of the Nasdaq Stock Market LLC (“NASDAQ”) or the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(xix) Conduct of Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries have conducted and are conducting their respective businesses in compliance in all respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the FRB, the Ohio State Department of Commerce – Division of Financial Institutions (“DFI”) and the Federal Deposit Insurance Corporation (the “FDIC”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), except where the failure to comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received in the last five years any written or oral communication from any Governmental Entity asserting that the Company or any of its Subsidiaries is not in compliance in any material respect with any statute, law, rule, regulation, decision, directive or order.

(xx) Absence of Proceedings. There are no legal or governmental actions or suits, investigations, inquiries or proceedings before or by any court or Governmental Entity, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and is not disclosed therein or (B) which, if not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, if determined adversely to the Company or any of its Subsidiaries, would reasonably be excepted to result, individually or in the aggregate, in a Material Adverse Effect. All pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their property is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to their respective businesses, would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and there are no contracts or documents of the Company or any of its Subsidiaries required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed.

(xxi) Possession of Licenses and Permits. Each of the Company and its Subsidiaries (A) possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) of any Governmental Entity, (B) has made all filings, applications and registrations with, any Governmental Entity necessary to permit the Company or such Subsidiary to conduct the business now operated by the Company or such Subsidiary, and (C) is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess, file, apply, register or comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses currently held by the Company or any of its Subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its

Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses. Neither the Company nor its Subsidiaries have failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such filings were in compliance in all material respects with applicable laws when filed and no material deficiencies have been asserted in writing by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xxii) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, or code or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company and its Subsidiaries has all permits, authorizations and approvals required to be held by it under any applicable Environmental Laws and are in compliance with the requirements of each such permit, authorization and approval held by it, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries, and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii) Possession of Intellectual Property. The Company and each of its Subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) and licenses (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses, except in each case where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, except in each case where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(xxiv) Transactions with Related Parties. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus which has not been so disclosed.

(xxv) Investment Company Act. Neither the Company nor any of its Subsidiaries is, or after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of the net proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxvi) Compliance with the Sarbanes-Oxley Act and NASDAQ. The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder applicable to the Company and as to which compliance is currently required by the Company. The Company is in compliance in all material respects with the applicable rules and regulations of NASDAQ.

(xxvii) Absence of Manipulation. Neither the Company nor any of its Subsidiaries, nor any affiliates of the Company or its Subsidiaries, has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the 1934 Act.

(xxviii) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, nor any director or officer of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any employee or agent or other person acting on behalf of the Company or any of its Subsidiaries, has (A) used any corporate funds of the Company or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its Subsidiaries, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith, (D) made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment, (E) violated in any material respect any applicable privacy of customer information requirements contained in any federal or state privacy act laws and regulations, or (F) made any payment of funds to the Company or any of its Subsidiaries or received or retained funds in violation of any law, rule or regulation.

(xxix) Accounting and Disclosure Controls. The Company and its Subsidiaries, on a consolidated basis, maintain a system of effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(xxx) Regulatory Matters. Neither the Company nor the Bank is in violation of any order or directive from the FRB, the DFI, the FDIC, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses. The Company and the Bank have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all applicable regulations, decisions, directives and orders of the FRB, the DFI, the FDIC and the Commission). Neither the Company nor any of its Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter, or is subject to any directive by, or has been a recipient of any supervisory letter from any Regulatory Agency (as defined below) that, in each case, currently relates to or restricts in any respect the conduct of their business or that in any manner relates to capital adequacy, credit policies or management, nor at the request or direction of any Regulatory Agency has the Company or any of its Subsidiaries adopted any board resolution (each, a “Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or any such Regulatory Agreement is pending or, to the knowledge of the Company, threatened. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries which, in the reasonable judgment of the Company, currently results in or would reasonably be expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its Subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xxxi) Employee Benefit Plans. Each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. The fair market value of the assets of each ERISA Affiliate defined benefit pension plan exceeds the present value of such plan’s “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), and no ERISA Affiliate defined benefit pension plan has an “accumulated funding deficiency” (as defined in Section 302 of ERISA). None of the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971 or 4975 of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service regarding its qualification under such section and, to the knowledge of the Company, its Subsidiaries and its ERISA Affiliates, nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.

(xxxii) Insurance. The Company and its Subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the business in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to obtain insurance coverage from insurers similar to their current insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied in any instance in which such insurance coverage was offered by the carrier from which the Company or such Subsidiary sought such coverage or to which it applied for such coverage.

(xxxiii) Finder’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or the Underwriters, for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares.

(xxxiv) Payment of Taxes. The Company and its Subsidiaries have (A) filed all federal, state and foreign income and franchise tax returns that they are required to have filed or have properly requested extensions of the deadline for the filing therefor, except as would not reasonably be expected to have a Material Adverse Effect, and all such tax returns as filed are true, complete and correct in all material respects and (B) paid all taxes required to be paid by any of them, other than such taxes as may be paid at a later date without any penalty or fine and except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties, the nonpayment or late payment of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the extent required by GAAP, the Company has made adequate charges, accruals and reserves in the applicable Financial Statements referred to in Section 1(a)(vii) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or its consolidated Subsidiaries has not been finally determined.

(xxxv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, would reasonably be expected to result in a Material Adverse Effect.

(xxxvi) Money Laundering Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Company and its Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines applicable to the Company or its Subsidiaries, issued, administered or enforced by any governmental agency with authority over the Company or any of its Subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii) Cybersecurity. (A) To the Company’s knowledge, there has been no security breach or incident, or other compromise of or relating to any of the Company or its Subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Company nor its Subsidiaries have been notified of, and each of them has no knowledge of any event or condition that would result in, any security breach or incident, or other compromise to their IT Systems and Data, and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards reasonably likely to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except in the case of (A), (B) or (C) where the breach, incident or other compromise, event or condition or failure to implement appropriate controls, policies, procedures and technological safeguards would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected to result in a Material Adverse Effect.

(xxxviii) No Distribution. The Company has not distributed and, prior to the later to occur of (A) the Closing Time and each Additional Closing Time, and (B) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Shares other than the Registration Statement, any Preliminary Prospectus, the Prospectus or such other materials, if any, permitted by the 1933 Act or the 1933 Act Regulations and approved by the Representative.

(xxxix) Swaps; Futures; Etc. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock option and restricted stock units) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time of execution of such instruments, contracts or arrangements. The Company and each of its Subsidiaries have duly performed all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations, defaults, allegations or assertions that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(xl) OFAC. Neither the Company nor any of its Subsidiaries, nor any director or officer of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any employee or affiliate of the Company, is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its

Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions (each, a “Sanctioned Country”). The Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of, or business with, any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (B) to fund or facilitate any activities of, or business in, any Sanctioned Country or (C) in any other manner that would result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xli) Off-Balance Sheet Transactions. Except as described in the Registration Statement, General Disclosure Package or the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons to which the Company or any of its Subsidiaries is a party.

(xlii) No FINRA Affiliations. To the knowledge of the Company, after due inquiry of its officers and directors, there are no affiliations with any FINRA member firm among the Company’s officers or directors, or principal shareholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Representative.

(xliii) Accuracy of FINRA Information. All of the information, as may have been updated or amended, provided to the Representative or to counsel for the Underwriters by the Company, regarding its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 and FINRA Rule 5121 is true, complete and correct.

(xliv) Listing of Shares. The Company has filed a Listing of Additional Shares Notification Form with NASDAQ, and the Company has taken no action designed to, or likely to have the effect of delisting the Shares from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

(b) Representations and Warranties of Bank. The Bank represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time hereof and as of the Closing Time and each Additional Closing Time referred to in Section 2 hereof, and agrees with the Underwriters, as follows:

(i) Good Standing of Bank. The Bank is the only depository institution subsidiary of the Company, and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of the State of Ohio and the FDIC and the deposit accounts in the Bank are insured up to the applicable limits by the FDIC and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Bank, threatened against the Bank.

(ii) Absence of Violations by Bank. The Bank is not: (A) in violation of its articles of incorporation or code of regulations, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Bank is subject, except, in the case of (B) above, for such defaults that would not reasonably be expected to result in a Material Adverse Effect.

(iii) Authorization of Agreement by Bank. This Agreement has been duly authorized, executed and delivered by the Bank and, when duly executed by the Representative, will constitute the valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws and banking laws. The Bank has the full power and authority to enter into this Agreement.

(iv) Defaults and Conflicts. The execution, delivery and performance of this Agreement by the Bank and the compliance and performance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action on the part of the Bank and do not and will not, whether with or without the giving of notice or passage or time or both, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank is subject, (B) result in any violation of the provisions of the articles of incorporation or code of regulations of the Bank, or, (C) result in any violation of any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or any of its properties, except for those conflicts, breaches, violations, defaults or Repayment Events that would not reasonably be expected to result in a Material Adverse Effect.

(c) Officer’s Certificates. Any certificate signed by an officer of the Company or the Bank and delivered to the Representative or to counsel for the Underwriters in connection with the offering of Shares shall be deemed to be a representation and warranty by the Company or the Bank, as applicable, to each Underwriter as to the matters set forth therein as of the date of such certificate.

Section 2. Sale and Delivery to Underwriters; Closing

(a) Initial Shares. Subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price per share of $20.134375 (the “Purchase Price”) the number of Initial Shares as set forth in Schedule I hereto (to be adjusted by the Underwriters so as to eliminate fractional shares).

(b) Option Shares. In addition, subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase the Option Shares at a price equal to $20.134375 per share. The option hereby granted may be exercised for up to 30 calendar days after the date hereof and may be exercised in whole or in part at any time from time to time upon written notice by the Representative to the Company setting forth the aggregate number of Option Shares to be purchased by the Underwriters and the date on which such Option Shares are to be delivered, as determined by the Representative. Any such time and date of delivery (an “Additional Closing Time”) shall be determined by the Representative but shall not be earlier than two full business days nor later than seven full business days after the exercise of said option, unless otherwise agreed upon by the Company and the Representative, nor in any event prior to the Closing Time. The maximum number of Option Shares that may be purchased from the Company is set forth in Schedule I.

Section 3. Sale and Delivery to Underwriters; Closing.

(a) Payment and Delivery of Shares. Delivery of and payment for the Initial Shares shall be made at 10:00 a.m., New York City time, on the first full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. Delivery of the Initial Shares shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the aggregate Purchase Price for the Initial Shares being sold by the Company to or upon the order of the Company of the Purchase Price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Initial Shares through the facilities of DTC unless the Representative instructs otherwise. In the event that the Shares are not delivered to the Representative by 2:30 p.m., New York City time, on July 14, 2025, the Company will return (or will instruct its custodian to return) payment of the full purchase price to the Representative’s agent, Pershing LLC, via same day funds by 4:30 p.m., New York City time. The Company shall remain liable to Pershing LLC for the full amount of the purchase price and any costs associated with recovering the purchase price until the full amount has been received by Pershing LLC.

(b) Delivery of the Option Shares by the Company and payment for the Option Shares by the several Underwriters through the Representative shall be made at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2(b) hereof or at such other date or place as shall be determined by agreement between the Representative and the Company (such date the “Additional Closing Date”). At each Additional Closing Time, the Company shall deliver, or cause to be delivered, the Option Shares, to the Representative for the account of each Underwriter, against payment by the several Underwriters through the Representative of the aggregate Purchase Price for the Option Shares being sold by the Company to or upon the order of the Company of the Purchase Price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Shares through the facilities of DTC unless the Representative instructs otherwise. In the event that the Option Shares are not delivered to the Representative by 2:30 p.m., New York City time, on the Additional Closing Date, the Company will return (or will instruct its custodian to return) payment of the full purchase price to the Representative’s agent, Pershing LLC, via same day funds by 4:30 p.m., New York City time. The Company shall remain liable to Pershing LLC for the full amount of the purchase price and any costs associated with recovering the purchase price until the full amount has been received by Pershing LLC.

(c) Closing. The documents to be delivered at the Closing Time by or on behalf of the parties hereto, including the cross receipt for the Shares, will be delivered remotely by the electronic exchange of documents and signatures by facsimile or electronic mail in portable document format (.pdf) at the offices of Vedder Price P.C., 222 North LaSalle Street, Suite 2600, Chicago, Illinois 60601, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m. (Eastern time) on July 14, 2025, or such other time and date as the Representative and the Company may agree upon in writing (such time and date of delivery being herein called the “Closing Time”).

In addition, the documents to be delivered at each Additional Closing Time by or on behalf of the parties hereto, including the cross receipt for any or all of the Option Shares purchased by the Underwriters, will be delivered at the above-referenced offices, or at such other place as shall be agreed upon by the Representative and the Company at each Additional Closing Time as specified in the notice from the Representative to the Company.

(d) Authorization of Representative. It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Initial Shares and the Option Shares, if any, which such Underwriter has agreed to purchase.

Upon the authorization by the Representative of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

Section 4. Additional Covenants of the Company. The Company further covenants and agrees with each of the Underwriters as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company will prepare the Prospectus in a form approved by the Underwriters and will file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A, Rule 430B or Rule 430C under the 1933 Act and will make no further amendment or any supplement to the Registration Statement or the Prospectus that has not been approved by the Underwriters (such approval not to be unreasonably withheld, conditioned or delayed) promptly after reasonable notice thereof. The Company will advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed with the Commission or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission and furnish the Underwriters with copies thereof and will advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order with respect to the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, promptly use its reasonable best efforts to obtain the withdrawal of such order.

(b) Prior Notice of Amendment. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to either any Preliminary Prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge and upon request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge and upon request, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Blue Sky Qualifications. Promptly from time to time, the Company will take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such states and other jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. In each state or other jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such state or other jurisdiction to continue such qualification in effect until the completion of the distribution of the Shares. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdiction as the Underwriters may reasonably request.

(e) Delivery of Prospectuses. On the business day next succeeding the date of this Agreement and from time to time, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act, notify the Underwriters and upon the Underwriters’ request prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case the Underwriters are required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriters’ request, but at the expense of the Underwriters, prepare and deliver to the Underwriters as many copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(g) Reporting Requirements. The Company, during the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(h) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available (which may be satisfied by filing with the Commission pursuant to EDGAR) to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Furnishing of Securities Filings.

(i) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the holders of the Shares as soon as practicable after the end of each fiscal year an annual report (including balance sheets and statements of income, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to such holders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail; provided that if the Company files an annual report on Form 10-K or quarterly report on Form 10-Q by means of EDGAR, the Company shall be deemed to have furnished such report to such holders in compliance with the requirements of this section.

(ii) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of the Shares, and to deliver to the Underwriters (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (B) subject to an appropriate confidentiality agreement, such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that if the Company files any such reports or other communications of the type contemplated by clauses (A) or (B) above with the Commission and such report or materials are or will become available on EDGAR, the Company shall be deemed to have furnished such report or other communications to the Underwriters in compliance with the requirements of this section.

(j) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(k) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of the Company’s common shares or any securities convertible into or exercisable or exchangeable for the Company’s common shares or file any registration statement under the 1933 Act with respect to any of the foregoing (except for a registration statement on Form S-8 relating to the Company’s equity incentive plans in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Company’s common shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Company’s common shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold by the Company hereunder, (B) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of the Company’s common shares or securities convertible into or exercisable or exchangeable for common shares (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Time and described in the Prospectus, or (C) the Company’s common shares to be issued pursuant to the transactions described in that certain Agreement and Plan of Merger, dated as of July 10, 2025 (as amended, modified or supplemented, if applicable, to the date hereof, the “Merger Agreement”), by and among the Company, the Bank, and The Farmers Savings Bank, an Ohio state-chartered bank.

(l) No Stabilization; Manipulation. The Company will not, and will cause its subsidiaries not to take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Shares.

(m) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” required to be filed with the Commission. Any such free writing prospectus consented to by the Underwriters and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by the Underwriters of a free writing prospectus that contains only (i)(A) information describing the preliminary terms of the Shares or their offering or (B) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (ii) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer Free Writing Prospectus.

Section 5. Payment of Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (a) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA fees, including the filing fees incident thereto; (b) all fees and disbursements of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities law as provided in Section 4(d) hereof, including the fees and disbursements of counsel in connection with such qualification and in connection with the Blue Sky survey; (d) the cost of printing or reproducing this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the cost and charges of any transfer agent or registrar; (f) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the Shares; (g) the fees and expenses incurred in connection with having the Shares eligible for clearance, settlement and trading through the facilities of DTC; (h) the Underwriters’ reasonable costs and out-of-pocket expenses, including fees and disbursements of the Underwriters’ legal counsel and (i) all other costs and expenses incident to the performance of the Company’s obligations hereunder. In the event that the Underwriters incur any such fees and expenses on behalf of the Company, the Company will reimburse the Underwriters for such fees and expenses whether or not the offering is consummated.

Section 6. Conditions of Underwriters’ Obligations. The obligations of each Underwriter hereunder to purchase and pay for the Shares as provided herein on the Closing Time and each Additional Closing Time shall be subject, in each Underwriter’s discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Closing Time and each Additional Closing Time, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Effectiveness of Registration Statement; Rule 430B Information. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 4(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430B), no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission to the Company shall have been complied with to the Underwriters’ reasonable satisfaction, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed in such filings by Rule 433, and, if applicable, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) Opinion and 10b-5 Statement of Counsel for Company. At the Closing Time, the Underwriters shall have received the favorable opinion and 10b-5 statement, dated as of Closing Time, of Vorys, Sater, Seymour and Pease LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(c) Opinion and 10b-5 Statement of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion and 10b-5 statement, dated as of Closing Time, of Vedder Price P.C., counsel for the Underwriters. The opinion shall address the matters as the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(d) Comfort Letters.

(i) On the date of this Agreement and at the Closing Time, each of (A) Plante Moran, LLC and (B) Forvis Mazars, LLP shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants “comfort letters” to the Underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, provided that the letters delivered as of the Closing Time shall use a “cut-off” date no more than three business days prior to the Closing Time.

(ii) On the date of this Agreement and as of the Closing Time, the Company shall have furnished to the Underwriters a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial information and data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(e) No Material Change. (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change in or affecting the general affairs, management, earnings, business, properties, assets, consolidated financial position, business prospects, capital adequacy for regulatory purposes, consolidated shareholders’ equity or consolidated results of operations of the Company and its Subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or their business affairs, business prospects or regulatory affairs, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(f) No Adverse Event. On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis, including a widespread outbreak of epidemic illnesses, or any change in financial, political or economic conditions in the United States or elsewhere, including, without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Time on the terms and in the manner contemplated in the Prospectus.

(g) Officers’ Certificate – Company. The Underwriters shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) no Material Adverse Effect has occurred; (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to their knowledge, contemplated by the Commission.

(h) Officers’ Certificate – Bank. The Underwriters shall have received a certificate from the President of the Bank and of the Chief Financial Officer of the Bank, dated as of the Closing Time, to the effect that the representations and warranties in Section 1(b) are true and correct with the same force and effect as though made at and as of Closing Time.

(i) No Change in Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) of which the Company has notice or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Listing. At the Closing Time, the Company shall have filed a Listing of Additional Shares Notification Form with NASDAQ.

(k) Lock-up Agreements. On the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule IV hereto.

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided for in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company and the Bank contained herein and the statements in any certificates furnished by the Company or the Bank hereunder shall be true and correct as of each Additional Closing Time and, at the relevant Additional Closing Time, the Underwriters shall have received:

(i) Officers’ Certificate – Company. A certificate, dated as of such Additional Closing Time, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(g) hereof remains true and correct as of such Additional Closing Time.

(ii) Officers’ Certificate – Bank. A certificate, dated as of such Additional Closing Time, from the President of the Bank and of the Chief Financial Officer of the Bank, confirming that the certificate delivered at the Closing Time pursuant to Section 6(h) hereof remains true and correct as of such Additional Closing Time.

(iii) Opinion and 10b-5 Statement of Counsel for Company. The favorable opinion and 10b-5 statement of Vorys, Sater, Seymour and Pease LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Additional Closing Time, relating to the Option Shares to be purchased on such Additional Closing Time and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(iv) Opinion and 10b-5 Statement of Counsel for Underwriters. The favorable opinion and 10b-5 statement of Vedder Price P.C., counsel for the Underwriters, dated such Additional Closing Time, relating to the Option Shares to be purchased on such Additional Closing Time and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(v) Bring-down Comfort Letters.

A.

A letter from each of (1) Plante Moran, LLC and (2) Forvis Mazars, LLP, in form and substance satisfactory to the Underwriters and dated such Additional Closing Time, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(d) hereof, except that the specified date in a letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Additional Closing Time.

B.

A certificate of the Company’s chief financial officer, addressed to the Underwriters, with respect to certain financial information and data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(m) Additional Documents. At the Closing Time and at each Additional Closing Time, if any, counsel for the Underwriters shall be furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section 6 shall not have been satisfied when and as required to be satisfied or shall not have been waived by such time, this Agreement, or in the case of any conditions to the purchase of the Option Shares at any Additional Closing Time, the obligations of the Underwriters to purchase the relevant Option Shares, may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Time or any such Additional Closing Time, as the case may be. If the sale of any of the Shares provided for herein is not consummated because any condition set forth in this Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters upon demand for all documented reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed offering of those Shares as to which such sale is not consummated. Such termination shall be subject to Section 5 hereof, and Sections 1, 7, 8, 11 and 14 hereof shall survive any such termination and remain in full force and effect.

Section 7. Indemnification.

(a) Indemnification of Underwriters. The Company and the Bank, jointly and severally, will indemnify and hold harmless the Underwriters, each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and their respective partners, directors, officers, employees and agents and each affiliate of the Underwriters within the meaning of Rule 405 against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein. The Company, the Bank and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company consists solely of the information described as such in subsection (b) below. Notwithstanding the foregoing, the indemnification provided for by the Bank in this paragraph shall be limited with respect to the Bank to the extent necessary if (i) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such indemnification violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (ii) a Governmental Entity notifies the Bank that this indemnification would result in an adverse impact on the Bank’s examination ratings, (iii) such indemnification would give rise to civil money penalties or other sanctions or (iv) the Bank determines, upon the written advice of counsel, that payment of any indemnification hereunder by the Bank would violate any law, rule, regulation or policy applicable to the Bank or the Company. The Company and the Bank agree to notify the Underwriters immediately upon receipt of such written advisement or notice. The Underwriters agree to cooperate with the Company in implementing any modification required by the foregoing.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but solely to the extent such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein, provided, however, that the Company and the Underwriters hereby acknowledge and agree that the only such information that the Underwriters have furnished to the Company consists solely of Underwriter Information.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection, unless the indemnifying party has been prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, conditioned or delayed, be counsel to the indemnifying party), provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses of such indemnified party or parties (but not to control the defense of such action as to the indemnifying party) and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with, to the extent necessary in the circumstances, one separate local counsel in the jurisdiction in which such action is pending) to represent all indemnified parties, approved by the indemnifying party) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of one counsel for the indemnified party or parties (in addition to local counsel) shall be at the expense of the indemnifying party. The indemnifying party under this Section 7 shall not be liable for any settlement or compromise of or agreed judgment in any proceedings effected or agreed to without its prior express written consent, but if any such proceeding is settled or compromised, or an agreed judgment is entered into, with such consent or if there be a final judgment (other than an agreed judgment) rendered in favor of the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement, compromise, agreed judgment or other judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer and employee of an Underwriter and each person, if any, who controls such Underwriter within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as an Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company.

Notwithstanding the foregoing, the contribution obligation of the Bank in this paragraph shall be limited with respect to the Bank to the extent necessary if (i) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such contribution violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (ii) a Governmental Entity notifies the Bank that any contribution would result in an adverse impact on the Bank’s examination ratings, (iii) such contribution would give rise to civil money penalties or other sanctions or (iv) the Bank determines, upon the written advice of counsel, that any contribution made by the Bank hereunder would violate any law, rule, regulation or policy applicable to the Bank or the Company.

(e) Liability. The obligations of the Company and the Bank under this Section 7 shall be in addition to any liability which the Company and the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) an Underwriter, or any of the respective partners, directors, officers and employees of an Underwriter or any such controlling person. The obligations of an Underwriter under this Section 7 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Company or any of the directors and officers of the Company or any such controlling person.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

Section 8. Representations, Warranties and Agreements to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Bank and the several Underwriters, as set forth in this Agreement or made by or on behalf of each of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Bank, or any officer or director or controlling person of the Company or the Bank, and shall survive delivery of and payment for the Shares.

Section 9. Termination of Agreement.

(a) Termination. The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Time if, since the time of execution of this Agreement or, in the case of (i) below, since the date of the most recent balance sheets included in the Financial Statements, there has occurred, (i) any Material Adverse Effect, (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ, (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis, including a widespread outbreak of epidemic illnesses, or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the reasonable judgment of the Underwriters is so material and adverse so as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Time and each Additional Closing Time on the terms and in the manner contemplated in the Prospectus.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and provided further that Sections 1, 7, 8, 11 and 14 hereof shall survive such termination and remain in full force and effect.

Section 10. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to the Representative at Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: General Counsel, with a copy to Vedder Price P.C., 222 North LaSalle Street, Suite 2600, Chicago, Illinois 60601, Attention: Jennifer D. King, Esq.; and if to the Company shall be delivered or sent by mail or facsimile to Civista Bancshares, Inc., 100 East Water Street, Sandusky, Ohio 44870, Attention: Lance Morrison, with a copy to Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio 43215, Attention: Anthony Weis, Esq. Any such statements, requests, notices, or agreements shall take effect upon receipt thereof.

Section 11. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and each person who controls the Company, any of the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

Section 12. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as principal and is not the agent or fiduciary of the Company, its Subsidiaries, or the Company’s shareholders, creditors, employees or any other third party, (c) no Underwriter has assumed or will it assume an advisory or fiduciary responsibility in favor of the Company or its Subsidiaries with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or its Subsidiaries on any other matters) and no Underwriter has any obligation to the Company or its Subsidiaries with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or its Subsidiaries and no Underwriter has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, (e) the Company and its Subsidiaries waive, to the fullest extent permitted by law, any claims the Company may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall not have any liability (whether direct or indirect) to the Company or its Subsidiaries in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company, and (f) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Bank consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 14. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF IMMUNITY. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Any facsimile or electronically transmitted copies hereof or signatures hereon shall, for all purposes, be deemed originals.

Section 16. Amendments; Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

Section 17. Sections. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Supersedes Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Bank, and the Underwriters, or any of them, with respect to the subject matter hereof.

[Signatures on Next Page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters, the Company, and the Bank.

Very truly yours,

CIVISTA BANCSHARES, INC.

By:	/s/ Dennis G. Shaffer
Name:	Dennis G. Shaffer
Title:	President & CEO

CIVISTA BANK

By:	/s/ Dennis G. Shaffer
Name:	Dennis G. Shaffer
Title:	CEO

Accepted as of the date hereof:

PIPER SANDLER & CO.

For themselves and as Representative of the several Underwriters named in Schedule I hereto.

By:	/s/ David Stadinski
Name:	David Stadinski
Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Initial Shares

Underwriters	Number of Initial Shares
Piper Sandler & Co.	1,647,060
D.A. Davidson & Co.	329,412
Hovde Group, LLC	329,412
Janney Montgomery Scott LLC	329,412
Keefe, Bruyette & Woods, Inc.	329,412
Stephens Inc.	329,412

Option Shares

Underwriters	Number of Option Shares
Piper Sandler & Co.	247,058
D.A. Davidson & Co.	49,412
Hovde Group, LLC	49,412
Janney Montgomery Scott LLC	49,412
Keefe, Bruyette & Woods, Inc.	49,412
Stephens Inc.	49,412

Schedule I - Page 1

SCHEDULE II

Free Writing Prospectus

Investor Presentation filed with the Commission on July 10, 2025 pursuant to Rule 433 (Registration Statement No. 333-282560)

Schedule II - Page 1

SCHEDULE III

Permitted Written Testing-the-Waters Communications

None.

Schedule III - Page 1

SCHEDULE IV

List of Persons and Entities Subject to Lock-Up Agreements

EXHIBIT A

Form of Lock-Up Agreement

EXHIBIT B

Form of Opinion of Counsel to the Company to be delivered pursuant to Section 6(b)